ENGLISH TRANSLATION

Guangzhou

Labor Contract

Employer(Party A): Guangdong Gewang Biotechnology Co., Ltd.

Address (Party A): Room 2905-2909, No.334 of Huanshi East Road,

Yuexiu District, Guangzhou City

Employee(Party B): Li Wang

Party A and Party B shall, in accordance with the Labor Contract Law of the People's Republic of China (hereinafter referred to as Labor Contract Law) and relevant provisions of the state and provincial and municipal, follow legality, fairness, equality and voluntary, consensus and good faith principle, make this contract.

I.  Term of contract

(I)  Term of contract

Party A and Party B agree to determine the term of contract according to the first method as following:

Fixed term contract: from April 8, 2016 to April 7, 2019.

Non-fixed term contract: from         / to /         the date that the statutory termination conditions appear.

To determine term of contract by completing certain work: from         / to /         to the date of work finished, and mark with                            /                                 .

(II)  Probation period

Both sides agreed to determine the probation period according to the first way as following (probation period is included in contract period:

1.

No probation period.

2.

Probation period is from         / to /        .

II.  Work Contents and Place

(I)  Work contents of Party B: subject to Party A's arrangement.

(II)  The work position of Party B is determined as general manager.

(III)  If Party A need to adjust the work contents of Party B due to the need of production and operation, shall negotiate consistently with Party B, and carry out as changing the contract, the agreement with the signature and seal of both parties or notification changed by law shall be regarded as the attachment of the contract.

(IV)  Work place of Party B: At the place where Party A’s office located, and subject to the change requirement of Party A.

III.  Work Time, Rest and Vocation

(I)  Party A and Party B agree to determine Party B’s working hours according to the first method as following:

1.

Standard working hour system, that is working 8 hours/day, and an average of 6 days a week.

2.

Flexible working hour system, that is, examined and approved by the labor administrative departments, Party B executes flexible working hour system in the position of the work, and at least has a one day of in a week.

3.

Comprehensive calculation working time system, namely examined and approved by the labor administrative department, the position where Party B working executes (fill in “yes”): year (/), half of year (/), season (/) or month (/) as a cycle of comprehensive calculated working time system.

(II)  Because of the need of production (work), Party A can prolong working hours after consulting with Party B. In addition to provisions of article forty-second the Labor Law, working hours shall not exceed by one hour a day. Due to special reasons, the length shall not exceed by three hours a day, no more than thirty-six hours per month.

(IV)  Labor Remuneration

The wage standard of Party B’s normal working hours is executed upon the first method as follows and shall not be lower than standards of local minimum wage and the standard agreed in collective contract of the group.

1.

Hourly wage:  12,000 yuan/month;

2.

Piecework wage:         / to /         (More than 70% of the staff can be finished in the normal working hours, then this agreement is established)

Wages must be paid in legal tender, and are not allowed to pay in the forms of real objects or other negotiable securities instead.

Social Insurance

Both parties shall participate in social insurance and pay social insurance fees in accordance with the relevant provisions of the state, province and city. Party B enjoys the corresponding social insurance treatment by law.

If Party B’s illness or injuries which are not caused by work, Party A shall give Party B medical period to enjoy medical treatment as well as pay sick leave or sickness relief cost during the prescribed medical treatment according to the state and local regulations.

If Party B got an occupational disease, injured or died because of the work, Party A shall deal with the matters according to the industrial injury insurance laws and regulations of nation and province.

VI

Labor protection, labor conditions and occupational hazard protection

According to the relevant national, provincial and municipal labor protection regulations, Party A provide Party B labor workplaces that meeting the country’s labor and health standards, and effectively protect the safety and health of Party B in the production work. If any occupational hazards occurred to Party B in the process of work, Party A shall truthfully inform Party B and shall effectively protect Party B’s health and related rights and interests according to the provisions of Law of Occupational Disease Prevention and Treatment.

Party A shall, in accordance with relevant regulations of the state, send to Party B the necessary labor protection products.

Party A shall, in accordance with the relevant provisions of the state and local regulations, do a good job in the protection of female employees and underage employees.

If Party A gave instructions in violation of regulations or forced to engage adventure homework that endanger personal safety, Party B has the right to refuse and could terminate the labor contract at any time. For any behavior that Party A and its management personnel ignore Party B’s safety and health, Party B shall have the right to require Party A correct its behavior or impeach and charge this matter to the relevant department.

VII  Change, Rescission and Termination of Labor Contract

Conforming to the conditions of the Labor Contract Law or after negotiation of Party A and Party B, the relevant details of the Labor Contract can be changed, or terminating fixed term, non-fixed-term and contract which is decide by the finishing time of certain works.

Except Party B is not qualified the work, Party A can make proper adjustment on Party B’s job content, parties shall sign the Agreement on Labor Contract Change to change the Labor Contract.

Labor Contract shall be terminated if the terminal conditions stated in Labor Contract Law appear.

VIII  Issue of Economic Compensation, Medical Allowances

Rescission or termination of this contract, economic compensation, medical allowances shall be performed in accordance with the Labor. Contract Law and relevant provisions of the state, province or city.

IX  Notification and Delivery   Any notification, files, writs, materials send out or provide by two parties during the fulfillment of the contract, can be delivered face to face or fulfill the delivery obligation to the listed address in this contract. Address Change or alternation of one party shall notice the other party in writing timely.

X  Solution of dispute arose from the performance of this contract If Party B considers legitimate rights have been violated by Party A, Party B is able to ask Party A or labor union of Party A for solutions. If failed, Party A can complain to the nearest labor administrative department. If both Parties have any dispute for performance of this contract, both Parties shall negotiate for settlement, if failed, both Parties are able to resort to Party A’s labor dispute mediation committee within 30 days for mediation or labor dispute arbitration committee for arbitration within 60 days.

XI  This contract terms inconsistent with national, provincial and municipal newly issued laws, regulations or rules shall be performed according to the new laws, regulations, or rules.

XII  Other matters shall be agreed

This contract (including attachments) is made in duplicate, after signed by both parties, Party A shall hand over Party B one copy which has the same legal effect. If not, Party A would be deemed not signed labor contracts with Party B; in the event of a dispute, Party A shall not withstand Party B’s proposition by reason of signing this contract, and shall bear the corresponding legal responsibility.

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ENGLISH TRANSLATION

Party A (Seal): Guangdong Gewang Biotechnology Co., Ltd.

Legal Representative (Entrusted Agent):

Party B (Signature):

Date: April 8, 2016

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